Exhibit 99.1

Enservco Corporation Announces Pricing of $3.5 Million Public Offering

DENVER, CO – February 23, 2023 – Enservco Corporation (NYSE American: ENSV), a diversified national provider of specialized well-site services to the domestic onshore conventional and unconventional oil and gas industries, today announced the pricing of its “best efforts” public offering of 7,000,000 shares of common stock (or common stock equivalents) together with common warrants to purchase up to 7,000,000 shares of common stock at a combined public offering price of $0.50 per share and accompanying warrant. The common warrants will have an exercise price of $0.55 per share, will be exercisable immediately following the date of issuance and will expire five years from the date of issuance. Enservco expects to receive gross proceeds of approximately $3.5 million, before deducting placement agent fees and other estimated offering expenses.

The offering is expected to close on or about February 27, 2023, subject to customary closing conditions. Enservco intends to use the net proceeds from this offering for general corporate purposes, which may include repayment of debt and potential acquisitions.

A.G.P./Alliance Global Partners is acting as sole placement agent for the offering.

The offering is being conducted pursuant to Enservco’s registration statement on Form S-1 (File No. 333-269265) previously filed with the Securities and Exchange Commission (“SEC”) and declared effective on February 14, 2023. A final prospectus relating to the offering will be filed with the SEC and will be available on the SEC's website at http://www.sec.gov. Electronic copies of the prospectus may be obtained, when available, from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022, or by telephone at (212) 624-2060, or by email at prospectus@allianceg.com

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Enservco

Through its various operating subsidiaries, Enservco provides a wide range of oilfield services, including hot oiling, acidizing, frac water heating and related services. The Company has a broad geographic footprint covering seven major domestic oil and gas basins and serves customers in Colorado, Montana, New Mexico, North Dakota, Oklahoma, Pennsylvania, Ohio, Texas, Wyoming and West Virginia. Additional information is available at www.enservco.com

Cautionary Note Regarding Forward-Looking Statements

This news release contains information that is "forward-looking" in that it describes events and conditions Enservco reasonably expects to occur in the future. Expectations for the future performance of Enservco are dependent upon a number of factors, and there can be no assurance that Enservco will achieve the results as contemplated herein. Certain statements contained in this release using the terms "may," “intends,” "expects to," and other terms denoting future possibilities, are forward-looking statements. The accuracy of these statements cannot be guaranteed as they are subject to a variety of risks, which are beyond Enservco's ability to predict, or control and which may cause actual results to differ materially from the projections or estimates contained herein. Among these risks are those set forth in Enservco’s annual report on Form 10-K for the year ended December 31, 2021, and the Registration Statement on Form S-1 declared effective February 14, 2023. Forward looking statements in this news release that are subject to risk include the Company’s ability to close on the public offering as described herein. Enservco disclaims any obligation to update any forward-looking statement made herein, except as required by law.

Contacts:

Mark Patterson

Chief Financial Officer

Enservco Corporation

mpatterson@enservco.com

Jay Pfeiffer

Pfeiffer High Investor Relations, Inc.

Phone: 303-880-9000

Email: jay@pfeifferhigh.com